EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION


Name:    Stevens Financial Group, L.L.C.

Address: 3333 Warrenville Road, Suite 200
         Lisle, Illinois 60532

Designated Filer:  Danniel Stevens

Issuer & Ticker Symbol:  Productivity Technologies Corp. (PRAC)

Date of Event
  Requiring Statement:  11/23/04